Exhibit 99.1

Validus Holdings, Ltd. 19 Par-la-Ville Road Hamilton, HM 11 Bermuda
Mailing Address: Suite 1790, 48 Par-la-Ville Road Hamilton, HM 11 Bermuda
Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm

VALIDUS HOLDINGS, LTD. REPURCHASES $45.7 MILLION OF ITS JUNIOR
SUBORDINATED DEFERRABLE INTEREST DEBENTURES

Hamilton, Bermuda – April 29, 2008 – Validus Holdings, Ltd. announced today that it has repurchased $45.7 million principal amount of its Junior Subordinated Deferrable Interest Debentures (“JSDs”) from an unaffiliated financial institution in a privately negotiated transaction.

The JSDs have a fixed rate of interest equal to 8.48% per annum through June 15, 2012 and thereafter at a floating interest rate equal of 3 month LIBOR plus 2.95% per annum, reset quarterly.  The JSDs mature on June 15, 2037, and may be called at par by the Company at any time after June 15, 2012.

The aggregate price of the repurchased JSDs is $36.5 million, plus accrued and unpaid interest of $0.5 million.  The transaction will result in a second quarter gain and an increase in book value of $8.8 million equal to $0.10 per diluted common share in the quarter ended June 30, 2008.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Roddy Watt/Francesca Tuckett
College Hill
+44 (0)20 7457 2020

Drew Brown/Jamie Tully
Sard Verbinnen & Co
+1-212-687-8080

Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”).  Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance.  Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Cautionary Note Regarding Forward-Looking Statements

All forward-looking statements address matters that involve risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements.  This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the reinsurance market; 5) our limited operating history; 6) adequacy of our loss reserves; 7) continued availability of capital and financing; 8) retention of key personnel; 9) competition; 10) potential loss of business from one or more major reinsurance brokers; 11) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 12) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 13) the integration of Talbot or other businesses we may acquire; 14) acts of terrorism or outbreak of war; and 15) availability of retrocessional coverage.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors contained in our latest form 10-K and our other filings under the Securities and Exchange Act of 1934.  Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations.  We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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